UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2011

FISHER COMMUNICATIONS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-22439	91-0222175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

140 Fourth Avenue N., Suite 500, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-404-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 6, 2011, the Compensation Committee (the "Committee") of the Board of Directors of Fisher Communications, Inc. (the "Company") approved a new Performance Award Program (the "Program") administered under the Company's 2008 Equity Incentive Plan. The Program is an incentive plan pursuant to which the Company will award restricted stock units (the "RSUs") to Program participants, including the Company’s executive officers, based on the Company’s performance results over a calendar year (the "Performance Period").

Pursuant to the Program, target awards will be established for each participant at the beginning of the applicable Performance Period. Each award will be subject to performance measures established by the Committee that will focus on Company-wide financial, operational or market results. The Committee will establish threshold, target and maximum performance levels (and performance levels in between) and the corresponding percentage of the target awards that will be earned for each performance level, ranging from 0 to 200%. Following completion of the applicable Performance Period, the Committee will determine and approve the RSUs to be granted to each participant. RSUs will vest in accordance with the following schedule: 25% will be vested on the grant date and the remaining 75% will vest in equal installments on each of the first three anniversaries of the grant date.

The above description of the terms of the Program is a summary and does not purport to be a complete description of all of its terms, and it is qualified in its entirety by reference to the Program attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1 Fisher Communications, Inc. Performance Award Program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

December 9, 2011	By:	/s/ Colleen B. Brown

Name: Colleen B. Brown
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Fisher Communications, Inc. Performance Award Program